STOEL RIVES LLP
                              ---------------
                                 ATTORNEYS

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                      900 SW Fifth Avenue, Suite 2300
                        Portland, Oregon 97204-1268

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                             Fax (503) 220-2480
                             TDD (503) 221-1045

                               July 29, 1996




PacifiCorp
700 NE Multnomah, Suite 1600
Portland, OR  97232

Ladies and Gentlemen:

     We are acting as counsel to PacifiCorp, an Oregon corporation (the "Company"), in connection with the proposed issuance and sale by the Company from time to time of not to exceed $853,491,250 in aggregate offering price of Common Stock ("Common Stock"), No Par Serial Preferred Stock ("Preferred Stock"), First Mortgage Bonds ("Bonds") to be issued pursuant to the Mortgage and Deed of Trust, dated as of January 9, 1989, between the Company and Morgan Guaranty Trust Company of New York (The Chase Manhattan Bank (formerly Chemical Bank), successor Trustee), as amended and supplemented (the "Mortgage") and Unsecured Debt Securities ("Unsecured Debt Securities") to be issued pursuant to an indenture between the Company and The Bank of New York, as Trustee, as amended and supplemented (the "Unsecured Indenture"), all as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") about to be filed by the Company with the Securities and Exchange Commission for the registration of the Common Stock, Preferred Stock, Bonds and Unsecured Debt Securities under the Securities Act of 1933 (the "Act").

     In connection with the foregoing, we are of the opinion that:

     (a) All action necessary to make valid the proposed issuance of the Common Stock by the Company will have been taken when:

          1. The Registration Statement, as it may be amended, shall have become effective;

          2. Appropriate orders authorizing the issuance of the Common Stock by the Company shall have been entered by the Idaho Public Utilities Commission, the Montana Public Service Commission, the Public Utility Commission of Oregon, the Utah Public Service Commission, the Public Service Commission of Wyoming and an appropriate notice filing shall have been made with the Washington Utilities and Transportation Commission;
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PacifiCorp
July 29, 1996
Page 2


          3. The Finance Committee or the Pricing Committee of the Company's Board of Directors shall have duly adopted appropriate resolutions approving the per share price and other terms of the sale of the Common Stock in accordance with the resolutions adopted by the Company's Board of Directors authorizing the issuance and sale of the Common Stock; and

          4. The Common Stock shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above; and

     (b) When the steps set forth in paragraph (a) shall have been taken, the Common Stock will have been duly issued and will be validly outstanding and all shares thereof will be fully paid and nonassessable.

     (c) All action necessary to make valid the proposed issuance of the Preferred Stock by the Company will have been taken when:

          1. The Registration Statement, as it may be amended, shall have become effective;

          2. Appropriate orders authorizing the issuance of the Preferred Stock by the Company shall have been entered by the Idaho Public Utilities Commission, the Montana Public Service Commission, the Public Utility Commission of Oregon, the Utah Public Service Commission, the Public Service Commission of Wyoming and an appropriate notice filing shall have been made with the Washington Utilities and Transportation Commission;

          3. The Company's Board of Directors, pursuant to authority vested in it under the Company's Second Restated Articles of Incorporation, as amended, or the Finance Committee or the Pricing Committee of the Company's Board of Directors, shall have duly adopted appropriate resolutions establishing one or more series of Preferred Stock, fixing certain of the terms thereof, approving the per share price and other terms
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PacifiCorp
July 29, 1996
Page 3


               of the sale of the Preferred Stock in accordance with the resolutions adopted by the Company's Board of Directors authorizing the issuance and sale of the Preferred Stock and authorizing or ratifying such other corporate acts as may be necessary in connection with the issuance and sale of the Preferred Stock, and articles of amendment to the Company's Second Restated Articles of Incorporation, as amended, complying with the provisions of the Oregon Business Corporation Act shall have been filed with the office of the Secretary of State of the State of Oregon; and

          4. The Preferred Stock shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above; and

     (d) When the steps set forth in paragraph (c) shall have been taken, the Preferred Stock will have been duly issued and will be validly outstanding and all shares thereof will be fully paid and nonassessable.

     (e) All action necessary to make valid the proposed issuance of the Bonds by the Company will have been taken when:

          1. The Registration Statement, as it may be amended, shall have become effective;

          2. The Mortgage shall have been qualified under the Trust Indenture Act of 1939, as amended;

          3. Appropriate orders authorizing the issuance of the Bonds by the Company shall have been entered by the Idaho Public Utilities Commission, the Montana Public Service Commission, the Public Utility Commission of Oregon, the Utah Public Service Commission, the Public Service Commission of Wyoming and an appropriate notice filing shall have been made with the Washington Utilities and Transportation Commission;
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PacifiCorp
July 29, 1996
Page 4


          4. The Finance Committee or the Pricing Committee of the Company's Board of Directors shall have duly adopted appropriate resolutions establishing one or more new series of Bonds, fixing certain of the terms thereof, authorizing the execution and delivery of one or more supplemental indentures with respect to the new series of Bonds, authorizing the execution and delivery of the Bonds and authorizing or ratifying such other corporate acts as may be necessary in connection with the issuance and sale of the Bonds;

          5. One or more supplemental indentures with respect to new series of Bonds shall have been duly executed and delivered; and

          6. The Bonds shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above; and

     (f) When the steps set forth in paragraph (e) shall be taken, the Bonds will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws limiting creditors' rights generally or by equitable principles relating to the availability of remedies, provided, however, that in rendering the above opinion, we express no opinion as to the effect, if any, of the usury laws of any state upon the enforceability of rights of the holders of the Bonds; and

     (g) All action necessary to make valid the proposed issuance of the Unsecured Debt Securities by the Company will have been taken when:

          1. The Registration Statement, as it may be amended, shall have become effective;

          2. The Unsecured Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;
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PacifiCorp
July 29, 1996
Page 5


          3. Appropriate orders authorizing the issuance of the Unsecured Debt Securities by the Company shall have been entered by the Idaho Public Utilities Commission, the Montana Public Service Commission, the Public Utility Commission of Oregon, the Utah Public Service Commission and the Public Service Commission of Wyoming and an appropriate notice filing shall have been made with the Washington Utilities and Transportation Commission;

          4. The Finance Committee or the Pricing Committee of the Company's Board of Directors shall have duly adopted appropriate resolutions establishing one or more series of Unsecured Debt Securities, fixing certain of the terms thereof, authorizing the execution and delivery of the Unsecured Debt Securities and authorizing or ratifying such other corporate acts as may be necessary in connection with the issuance and sale of the Unsecured Debt Securities;

          5. The Unsecured Debt Securities shall have been appropriately issued, authenticated and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

     (h) When the steps set forth in paragraph (g) shall have been taken, the Unsecured Debt Securities will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws limiting creditors' rights generally or by equitable principles relating to the availability of remedies; provided, however, that in rendering the above opinion, we express no opinion as to the effect, if any, of the usury laws of any state upon the enforceability of rights of the holders of the Unsecured Debt Securities.

     We hereby authorize and consent to the use of this opinion as Exhibit 5 of the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and in the preliminary Prospectus constituting a part thereof. In
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PacifiCorp
July 29, 1996
Page 6


giving such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,




                                       STOEL RIVES LLP